EXHIBIT 10(h)

RESTRICTED STOCK AWARD AGREEMENT

      THIS RESTRICTED STOCK AWARD AGREEMENT ("Agreement") is made and entered into as of this _____ day of _______, 2004, by and between COACHMEN INDUSTRIES, INC., an Indiana corporation (the "Company"), and ____________, an individual (the "Participant").

        WHEREAS, the Company has heretofore adopted the 2000 Omnibus Stock Plan of Coachmen Industries, Inc. (the "Plan");

        WHEREAS, the Company desires to grant an award of restricted stock to the Participant pursuant to the Plan.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties do hereby agree as follows:

        1.     Certain Definitions.  When used herein, the following terms shall have the meanings set forth below:

        A.     “Change in Control” of the Company shall mean the occurrence of any of the following:

(i)     any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates, any qualified or non-qualified plan maintained by the Company or its affiliates, and any Passive Investor) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities;

(ii)     during a period of 24 months, a majority of the Board of Directors of the Company ceases to consist of the existing membership or successors nominated by the existing membership or their similar successors;

(iii)     shareholder approval of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)     shareholder approval of either (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all of the assets of the Company, or a transaction having a similar effect.

        B.     “Code” means the Internal Revenue Code of 1986, as amended, or any successor revenue code which may hereafter be adopted in lieu thereof.

        C.     “Committee” means the Management Development/Compensation Committee of the Board of Directors of the Company.

        D.     “Company Stock” means shares of the Company’s common stock.

        E.     “Passive Investor” means any person who becomes a beneficial owner of 20% or more of the combined voting power of the Company’s then outstanding securities solely because (i) of a change in the aggregate number of voting shares outstanding since the last date on which the person acquired beneficial ownership of any voting shares or (ii) (A) the person acquired beneficial ownership of the shares based on calculations correctly performed and using the Company’s most current reports publicly on file with the Securities and Exchange Commission which indicated that acquisition of the shares would not cause the person to become the beneficial owner of 20% or more of the voting shares then outstanding, and (B) the person had no notice or reason to believe that acquisition of the shares would result in the person becoming the beneficial owner of 20% or more of the voting shares then outstanding, and (iii) the person sells a number of shares that reduces the person’s beneficial ownership of the voting shares to less than 20% of the voting shares outstanding within 10 business days after receiving notice from the Company that the 20% threshold had been exceeded.

        F.     “Performance Measurement Period” means the three year period beginning January 1, 2004 and ending December 31, 2006.

        G.     “Performance Measurement Period Actual Net Income” means the sum of the Company’s consolidated net income for each of the three calendar years included in the Performance Measurement Period as set forth in the Company’s audited consolidated financial statements for each such year during the Performance Measurement Period.

        H.     “Performance Measurement Period Target Net Income” means the aggregate consolidated net income target for the Company for the Performance Measurement Period as determined by the Committee prior to the commencement of the Performance Measurement Period.

        I.     “Restricted Stock Award” means the restricted stock award granted pursuant to this Agreement.

        J.     “Target Award” means ________ shares of Company Stock.

        2.     Grant of Award. The Company hereby grants to the Participant a Restricted Stock Award of an aggregate of __________ (______) shares of Company Stock (the “Shares”), on the terms and conditions set forth herein. The Restricted Stock Award will vest as set forth in Section 8.

        3.     Issuance of Shares. The Shares shall be issued in the Participant’s name as soon as reasonably practicable after the date of execution of this Agreement. Certificates for the Shares shall be held in custody by the Company for the account of the Participant until the earlier of (i) the Lapse Date, as defined in Section 6 of this Agreement, or (ii) the date on which the Shares have been forfeited on or before the Lapse Date as provided in Section 6 of this Agreement.

        4.     Rights of Participant. Subject to the restrictions and risks of forfeiture set forth in this Agreement, the Participant shall be entitled to all rights of a stockholder of the Company with respect to the Shares, including the right to vote the Shares and, subject to Section 7 of this Agreement, the right to receive dividends and/or other distributions, if any, declared on such Shares from time to time. Dividends shall be paid into an interest-bearing account and held by the Company, and shall be subject to the general creditor’s of the Company, until paid to the Participant upon delivery of the certificates for the Shares pursuant to which the dividends were paid. Dividends and interest paid pursuant to Shares which are forfeited will be retained by the Company.

        5.     Transfer Restrictions. Until the Lapse Date, the Shares, and the right to vote such Shares or receive dividends on such Shares, shall not be sold, exchanged, assigned, pledged, bequeathed, devised, or otherwise transferred, directly or indirectly, voluntarily or involuntarily, by the Participant, or any person or entity claiming through or on behalf of the Participant, and no Shares may be subject in any manner to attachment, lien, execution, transfer by bankruptcy, judicial order or by operation of law, garnishment or other alienation or encumbrance of any kind, either direct or indirect, voluntarily or involuntarily before the Lapse Date; provided, however, that, subject to the terms of this Agreement, such Shares may be transferred upon the death of the Participant to the legal representative of the estate of the Participant or the person or persons who shall acquire the right to receive the Shares by bequest or inheritance or by reason of the death of the Participant. Any transfer or purported transfer of Shares in violation of the restrictions set forth in this Section 5 shall be null and void and shall result in the forfeiture to the Company, without notice and without consideration to the Participant, of the Shares transferred or purportedly transferred.

        6.     Release of Restrictions. The restrictions set forth in Section 5 shall lapse upon the earlier of the following (the “Lapse Date”): (i) the first day of the year following the end of the Performance Measurement Period (subject to completion of the final accounting and audit of the Company’s financial statements for the third year of the Performance Measurement Period), or (ii) the occurrence of a Change in Control.

        7.     Forfeitures. The Shares shall be forfeited without notice and without consideration immediately in accordance with the following:

        A.     if the Participant’s employment with the Company is terminated during the Performance Measurement Period for any reason other than death, disability or retirement at age 65 or older, the Shares shall forfeit, unless the Committee, in its discretion, determines otherwise in the event the Company terminates the Participant’s employment for other than “cause” or the Participant retires prior to age 65; or

        B.     if the Participant transfers the Shares in any manner in violation of Section 5; or

        C.     if the Participant is demoted during the Performance Measurement Period, including, without limitation, in terms of title, position or duties, such that the Participant is no longer an Executive or Senior Manager of the Company, as determined by the Committee in its discretion; or

        D.     if, at any time during the Performance Measurement Period, the Participant has no Business Protection Agreement in effect with the Company; or

        E.     if, at any time during the Performance Measurement Period, the Participant is not in compliance with the Company’s Code of Conduct, as determined by the Committee in its discretion; or

        F.     the Participant will forfeit all Shares granted to him under this Agreement with respect to any Shares that are not vested pursuant to Section 8 of this Agreement.

Any Shares forfeited under this Section 7 shall be returned to the Company. Any dividends previously paid with respect to any forfeited Shares shall also be forfeited and returned with the Shares so forfeited.

        8.     Vesting of Shares. The restrictions on the Shares set forth in Section 5 shall lapse, and certificates for such Shares held for the Participant shall be distributed to the Participant as described in this Section 8. The Restricted Stock Award shall vest, if at all, as of the first day of the year following the end of the Performance Measure Period. The portion of the Restricted Stock Award that vests shall be equal to the product obtained by multiplying (i) the Target Award by (ii) the percentage obtained (the “Vesting Percentage”) as a result of dividing the Performance Measurement Period Actual Net Income by the Performance Measurement Period Target Net Income; provided, however, that, notwithstanding the foregoing, (a) no portion of the Restricted Stock Award shall vest unless the Vesting Percentage is at least 85% (the “Threshold Percentage”), and (b) the maximum Vesting Percentage shall be 115% (the “Maximum Percentage”). A certificate for the number of Shares which vest in accordance with this Section 7 shall be delivered to the Participant within thirty (30) days after the filing of the Company’s Form 10-K with the Securities and Exchange Commission for the third year of the Performance Measurement Period.

        9.     Termination of Employment Upon Death, Disability or Retirement. If the Participant’s employment is terminated during the Performance Measurement Period by reason of the Participant’s death, disability or retirement at age 65 or older, the Restricted Stock Award will be prorated based on the date of death, disability or retirement and the number of months the Participant was actively employed during the Performance Measurement Period. The Restricted Stock Award, as so prorated, which shall vest shall be determined in accordance with Section 8 as of the first day of the year following the end of the Performance Measurement Period.

        10.     Code Section 162(m) Limitation. Notwithstanding anything in this Agreement to the contrary, to the extent that Code Section 162(m) would operate to limit the Company’s federal income tax deduction for remuneration with respect to a Participant, resulting in federal income tax liability to the Company, the Participant’s receipt of Shares shall be deferred until Section 162(m) no longer operates to result in such federal income tax liability to the Company. The determination of whether Code Section 162(m) operates to limit the Company’s deduction in a manner resulting in federal income tax liability to the Company will be determined by the Committee. Payment of the Shares shall occur in the following calendar year (or, if necessary, each subsequent calendar year) to the extent such payment, when added to other remuneration subject to the Section 162(m) limit for such year, does not result in federal income tax liability to the Company. Shares deferred hereunder shall be fully vested and shall not be forfeited for any reason, including, without limitation, termination of employment.

        11.     Change in Control. Notwithstanding anything in this Agreement to the contrary, upon a Change in Control during any Performance Measurement Period, the Participant will immediately vest all in of the Shares, at the 115% level, regardless of whether the Participant continues to be employed by the Company or any successor to the Company. All certificates for shares shall be immediately delivered to the Participant.

        12.     Section 83(b) Election. The Participant may make an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, within 30 days of the grant of the Shares, even though the Shares will not vest, if at all, until the Lapse Date. Such election must be filed by the Participant with the Internal Revenue Service Center where the Participant files his or her federal income tax return and attach a copy of the election to his or her income tax return for the year the Restricted Stock Award is made. If such election is made, the Participant will incur ordinary income tax on the fair market value of the Shares on the date of the grant, even though the Participant’s rights to the Shares do not vest until the Lapse Date, and, under current law, subsequent appreciation in the value of the stock will be taxed to the Participant when the Participant sells the Shares at capital gains tax rates. A sample Section 83(b) election is attached to this Agreement as Appendix A. If the Participant declines to make the Section 83(b) election, the Participant will incur ordinary income tax on the fair market value of the Shares on the Lapse Date, provided the Shares have not been forfeited before the Lapse Date, and, under current law, any subsequent gain or loss when the Participant sells the Shares will be taxed to the Participant at capital gains tax rates. If the Participant decides to make a Section 83(b) election, it is irrevocable and the Participant will not be able to take a deduction if the Restricted Stock Award does not vest or the Shares are subsequently forfeited or the value of the Shares declines.

        The Company shall have the right to require the Participant to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificates for such Shares are delivered to the Participant in accordance with this Agreement; provided, however, that the Participant may elect to meet the tax withholding requirement by requesting the Company to withhold from the Restricted Stock Award the appropriate number of Shares, rounded up to the next whole number, which would result in proceeds equal to the tax withholding requirement. The Participant may make such election by completing an election form in the form attached to this Agreement as Appendix B and delivering it to the Company on or before the date on which certificates for the Shares are delivered to the Participant. If the amount of any required tax withholding is not paid in cash or by the Participant’s election to withhold shares from the Restricted Stock Award, the Company may elect to deduct such taxes from any other amounts then payable in cash or in Shares or from any other amounts payable any time thereafter to the Participant or take such other action it deems appropriate, including voiding the Restricted Stock Award. The Company shall not deliver certificates for any Shares subject to the Restricted Stock Award until the tax withholding obligation is satisfied as provided in this Section 10.

        13.     Provisions of the Plan. All of the provisions of the Plan pursuant to which this Agreement is made are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Agreement and the terms in the aforesaid Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meaning set forth in the Plan.

        14.     Adjustments Upon changes in Capitalization. In the event of changes in all of the outstanding Company Stock by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of shares, reorganizations or liquidations or similar event, the number and class of Shares subject to a Restricted Stock Award shall be equitably adjusted by the Committee. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to a Restricted Stock Award.

        15.     Parties in Interest; Section Headings. This Agreement shall inure to the benefit of the Company, its successors and assigns, and shall be binding on the Participant and the Participant’s heirs, personal representatives, successors and assigns. The Company may assign its rights under this Agreement. The Participant may not assign his/her rights hereunder. The section headings contained in this Agreement are inserted as a matter of convenience and shall not be considered in interpreting or construing this Agreement.

        16.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

        17.     Entire Agreement; Waiver. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, written and oral, between the parties hereto with respect to the subject matter hereof. The waiver of a breach of any term or condition of this Agreement must be in writing signed by the party sought to be charged with such waiver, and such waiver shall not be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

        18.     Amendment. This Agreement may be amended only by a writing signed by each of the parties hereto; provided, however, that the Committee may modify the Performance Measurement Period Target Net Income as it deems reasonable in the event of any circumstance (including without limitation unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause such Target Net Income to be inappropriate.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COACHMEN INDUSTRIES, INC.
By________________________________
Title______________________________

"PARTICIPANT"

__________________________________

15149842.1

Appendix A

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (the “Code”)

        Pursuant to Section 83(b) of the Code and Treasury Regulation §1.83-2 the undersigned hereby makes the election described in Section 83 (b) of the Code and states as follows:

        The name, address and taxpayer identification number of the taxpayer is

        The property with respect to which the election is made is: ___ shares of Common Stock of Coachmen Industries, Inc.

        The date or dates on which the property was transferred is ________, 2004 and the taxable year for which such election was made is December 31, 2004.

        The nature of the restriction or restrictions to which the property is subject is as follows: Shares are restricted and may not be transferred or sold until three years from the date of grant and then vest only upon satisfaction of certain performance criteria.

        The fair market value at the time of transfer (determined without regard to any lapse restriction, as defined in Treasury Regulation §1.83-3(i)) of each property with respect to which the election is being made is $         .

        The amount paid for such property is $0.00.

        Copies of this election statement have been furnished to other persons as required by Treasury Regulation §1.83-2(d).

_____________________________________
(Signature)

Dated:___________________, 2004

Appendix B

Election To Withhold Shares From Restricted Stock Award
to Satisfy Withholding Obligations

        The undersigned Participant in the Coachmen Industries, Inc. Performance Based Restricted Stock Plan has received a Restricted Stock Award under the Plan as evidenced by the Restricted Stock Award Agreement dated _________, 200_ by and between the undersigned and Coachmen Industries, Inc. (the “Company”).

        The undersigned hereby requests the Company to withhold from the Restricted Stock Award the appropriate number of shares of Common Stock, rounded up to the nearest whole share, which would result in proceeds equal to all applicable tax withholding requirements with respect to such Restricted Stock Award. The appropriate number of shares to be withheld shall be determined based on the closing sales price of the Common Stock on the NYSE Composite Transactions Tape, as reported in the Wall Street Journal, Midwest Edition, on the first trading day following the Lapse Date . The under signed understands that the election made herein is irrevocable.

___________________________________ Signature of Participant

Name:_____________________________
Date:______________________________